Exhibit 5.1

Securities Compliance Group, Ltd

520 W. Roosevelt #200

Wheaton, IL 60187

Tel. (888) 978.9901

www.IBankAttorneys.com

December 2, 2015

Supportingsmallbusiness, Inc.

412 N. Main St., Suite 100

Buffalo, WY 82834

Re: Opinion of Counsel – Registration Statement on Form S-1

To the Board of Directors:

I have been engaged as counsel to Supportingsmallbusiness, Inc. in connection with the preparation and filing of a registration statement on Form S-1. The registration statement covers the registration under the Securities Act of 1933 of 5,000,000 common shares, par value $0.0001, to be sold by Supportingsmallbusiness, Inc. a New Jersey corporation.

In connection with the opinion contained herein, I have examined the registration statement, the articles of incorporation and bylaws, the minutes of meetings of its board of directors, as well as all other documents necessary to render an opinion. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, I am of the opinion that the 5,000,000 common shares being sold pursuant to the registration statement are duly authorized and will be, when issued in the manner described in the registration, legally and validly issued, fully paid and non-assessable.

The opinion opines upon the laws of the State of New Jersey and reported judicial decisions interpreting those laws. This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with the registrant in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.

I further consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus made part of the registration statement.

Yours very truly,

/s/ Adam S. Tracy

Adam S. Tracy